Exhibit 10.24

CONVERTIBLE DEBENTURE SALE, PURCHASE & ASSIGNMENT AGREEMENT

THIS CONVERTIBLE DEBENTURE SALE, PURCHASE & ASSIGNMENT AGREEMENT (this “Agreement”), dated as of January 3, 2024, by and among YAII PN, LTD (the “Seller”), a Cayman Islands limited company with an address at 1012 Springfield Avenue Mountainside, NJ 07092 and ILLUSTRATO PICTURES INTERNATIONAL INC. (AKA ILUS International) (the “Buyer”), a company organized under the laws of Nevada with an address at 26 Broadway, New York, NY 10004 and SAMSARA LUGGAGE INC., a company organized under the laws of Nevada with an address at 135 E. 57th Street, New York, NY 10022 (“Company”) (the Seller and the Buyer shall individually hereunder be referred to as a “Party” or collectively as the “Parties”).

WITNESSETH

WHEREAS, the Company and the Seller entered into certain investment arrangements set forth on Schedule A attached hereto and referred to herein collectively as the “Transaction Documents” pursuant to which the Seller is the owner of and holds a convertible debenture dated December 14, 2021 (the “December 2021 Debenture” and/or the “Convertible Debenture”) as set forth below:

Convertible Debenture Number	Issuance Date	Holder	Original Face Amount	Outstanding Principal	Accrued and Unpaid Interest (as of 12/19/23)	Purchase Price
SAML 5 1-1	December 14, 2021	YAII	$500,000	$500,000	$102,739.73	$203,915.50

WHEREAS, true, correct and complete copies of the Transaction Documents are attached as Composite Exhibit “A” hereto;

WHEREAS, the Seller has not effectuated conversions of the Convertible Debenture so that the principal amount outstanding under the Convertible Debenture and outstanding and accrued interest are as provided above;

WHEREAS, the shares of the Company’s Common Stock are listed for trading on the OTC Pink Market (the “Primary Market”) under the symbol “SAML” (the “Common Stock”);

WHEREAS, Seller, upon the execution of this Agreement, desires to sell and assign to the Buyer, and the Buyer desires to purchase and accept from Seller, the Convertible Debenture in exchange for an aggregate payment of $203,915.50 (the “Purchase Price”) by the Buyer to the Seller. The sale and purchase of the Debenture and the payment of the Purchase Price will in accordance with Section 2 hereof; and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Seller and the Buyer hereby agree as follows:

1.	CERTAIN DEFINITIONS.

(a) Anti-Bribery Laws” shall mean of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder.

(b) Anti-Money Laundering Laws” shall mean applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory.

(c) Applicable Laws” shall mean applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines, ordinance or regulation of any governmental entity and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the Anti-Bribery Laws, (iii) OFAC and any Sanctions Laws or Sanctions Programs, and (iv) CAATSA and any CAATSA Sanctions Programs, Anti-Money Laundering Laws.

(d) “CAATSA” shall mean Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act.

(e) “CAATSA Sanctions Programs” shall mean a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA.

(f) “OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

(g) Sanctioned Country” shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Russia, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(h) Sanctions Laws” shall mean any sanctions administered or enforced by OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority.

(i) Sanctions Programs” shall mean any OFAC, HMT or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

(j) “Trading Day” shall mean any day on which the Principal Market is open for customary trading.

2.	SALE, PURCHASE AND ASSIGNMENT OF THE DEBENTURES.

(a) Sale, Purchase, and Term. On the date hereof the Seller shall sell and the Buyer shall purchase the Convertible Debenture (the “Sold and Assigned Debenture”), in exchange for the payment of the Purchase Price, and other good and valuable consideration, and the Seller’s absolute, irrevocable and unconditional sale, assignment, conveyance, contribution and transfer (collectively, the “Sale/Assignment”) to the Buyer of all its right, title and interest, in the Sold and Assigned Debenture purchased. The Sale/Assignment shall consist solely of the Sold and Assigned Debenture sold and purchased hereunder (and shall exclude any other securities held by the Seller, including any warrants or other securities issued to the Seller pursuant to the terms of other transaction documents by and between the Seller and the Buyer).

(b) Payment of the Purchase Price, Closing and Closing Date. The Purchase Price shall be paid by Buyer to Seller by wire transfer within 1 Trading day of the date hereof (the “Closing” or the “Closing Date”) in US Dollars by wire transfer to the account of the Seller set forth below.

Bank Name:	Flagstar Bank, N.A.

Bank Address:	58 S. Service Road, Suite 120
Mellville, NY 11747

ABA/Routing#	026 013 576 (for Domestic Wires)

BIC/SWIFT:	SIGNUS33 (for International Wires)

Account#	1504503395

Account Name:	YAII PN, Ltd.

(c) Upon the Seller’s receipt of the Purchase Price, the Seller shall notify the Company of such Sale/Assignment (the “Purchase Notice”).

(d) Assignment, Transfer and Reissuance of the Sold and Assigned Debenture. Upon Seller’s notification pursuant to Section 2(c) above, the Company the Company shall take such steps necessary, including but not limited to issuing to Buyer a Debenture in the Buyer’s name reflecting such face amount of the Sold and Assigned Debenture, to register the Buyer on its books and records the Buyer as the holder of the Sold and Assigned Convertible Debenture and to send the transfer agent notice of conversion of the Sold and Assigned Convertible Debenture and ensure that any shares issuable upon conversion of the Sold and Assigned Convertible Debenture are promptly issued to the Buyer.

(e) Nullification of Purchase and Sale of the Shares and Termination of Agreement. In the event that the Buyer does not deliver the Purchase Price, within 1 Trading day of the date hereof such Sale/Assignment shall be deemed to be null and void and the Seller shall be under no obligation to consummate the transactions contemplated herein with no further obligations on the part of the Seller and this Agreement will terminate.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents, warrants and covenants that each of the following is true and accurate as of the date hereof, which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

(a) Organization. The Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Seller.

(b) Due Formation of the Seller. The Seller is a corporation, that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of selling the Sold and Assigned Convertible Debenture and is not prohibited from doing so.

(c) Authorization, Enforcement. This Agreement, when executed and delivered by the Seller, will constitute a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Ownership. The Seller is the sole and exclusive and legal and beneficial owner of the Debenture and upon the Sale/Assignment will convey to the Buyer all of its right, title and interest to the Sold and Assigned Debenture, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description, and upon consummation of the Sale/ Assignment good and marketable title to the Sold and Assigned Convertible Debenture shall be the Buyer. Neither the Sold and Assigned Convertible Debenture nor any of the Transaction Documents have been amended, revised, modified or changed in any manner from the copies of the executed agreements and documents attached in Composite Exhibit “A” hereto other than the as articulated in the Forbearance Agreement by and between the Seller and the Company dated December 28, 2022 described in Section 4(k) herein.

(e) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Seller, nor the consummation by Seller of the transactions contemplated herby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Seller, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Seller or any of Seller’s properties or assets, , or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Seller’s properties or assets may be bound.

(f) Non-affiliate. The Seller is not the beneficial owner of greater than 4.99% of the outstanding shares of Common Stock of the Company, nor an affiliate, as defined by the Securities Act of 1933, as amended (the “Securities Act”), or as defined under Rule 144, of the Company nor has it been an affiliate of the Company in the 90 days prior to the Closing Date.

(g) General Solicitation. The Seller is not selling the Sold and Assigned Convertible Debenture as a result of any advertisement, article, notice or other communication regarding the Convertible Debenture published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer hereby represents, warrants and covenants that each of the following is true and accurate as of the date hereof, which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

(a) Organization: Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Buyer of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Buyer.

(b) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by Buyer of the transactions contemplated herby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, the jurisdiction in which the Buyer is organized, any state or any political subdivision thereof applicable to the Buyer, (ii) violate any statute, law, ordinance, rule or regulation of the United States, the jurisdiction in which the Buyer is organized, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Buyer or any of Buyer’s properties or assets, the violation of which would have a material adverse effect upon the Buyer, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party or by which the Seller or any of the Buyer’s properties or assets may be bound which would have a material adverse effect upon the Buyer.

(c) Authorization, Enforcement. This Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Accredited Investor Status. The Buyer (a) is an “Accredited Investor” as that term is defined in Rule 501(a) of the Securities Act, (b) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (c) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (d) understands the terms of and risks associated with the acquisition of the Sold and Assigned Convertible Debenture, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Company operates, and (e) has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects as the Buyer has determined to be necessary in connection with the purchase of the Sold and Assigned Convertible Debenture,

(e) Investment Purpose. The Buyer is acquiring the Sold and Assigned Debenture for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency (“Person”) to distribute any of the Sold and Assigned Convertible Debenture.

(f) Investment Experience: Access to Information. The Buyer (a) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Assigned and Sold Debenture and make an informed decision to purchase of the Debenture, and has so evaluated the risks and merits of such purchase of the Debenture, (b) has the ability to bear the economic risks of the purchase of the Debenture and can afford a complete loss of the Purchase Price, (c) understands the terms of and risks associated with the acquisition of the Debenture, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Company operates, (d) has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects as the Buyer has determined to be necessary in connection with the transactions hereunder.

(g) Restrictions on Transfer or Resale. The Buyer understands that: (a) the Sold and Assigned Convertible Debenture and the shares of the Company’s common stock to be issued upon conversion of the Sold and Assigned Debenture (the “Shares”) are not registered under the Securities Act or the securities laws of any state and are “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act (“Rule 144”), (b) the Shares may not be offered for sale, sold, pledged, assigned or otherwise transferred unless such Shares are registered pursuant to an effective registration statement under the Securities Act, Rule 144 or an exemption from such registration provisions is available with respect to such transaction, and (c) each of the Sold and Assigned Convertible Debenture if reissued by the Company and Shares, when issued, may bear a standard Rule 144 restrictive legend.

(h) General Solicitation. The Buyer is not buying the Debenture as a result of any advertisement, article, notice or other communication regarding the Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i) Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on spe exemptions from the registration requirements of United States federal and state securities laws.

(j) No Legal Advice From the Seller. The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the Transaction Documents with his or its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Seller or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(k) Forbearance Agreement. The Buyer acknowledges that the Debenture is subject to that Forbearance Agreement entered into by the Seller and the Company dated December 28, 2022, attached hereto as Exhibit “C”.

(l) Absence of Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Buyer, threatened against the Buyer which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

(m) CAATSA. Neither the Buyer nor, to the Buyer’s knowledge, any Person associated or affiliated with the Buyer, is a Person that is, or is owned or controlled by a Person that has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of the CAATSA Sanctions Programs.

(n) Compliance with Applicable Laws. Buyer has at all times been in compliance with Applicable Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Buyer or any Person affiliated with the Buyer with respect to Applicable Laws is pending or threatened.

(o) No Conflicts with Sanctions Laws. Neither the Buyer nor any Person associated or affiliated with or acting on behalf of the Buyer is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any Sanctions Laws or is a Blocked Person; neither the Buyer nor any Person associated with or acting on behalf of the Buyer, is located in, organized, a resident of, has a place of business in or is doing business in a country or territory that is the subject or target of a comprehensive embargo, Sanctions Laws or Sanctions Programs prohibiting trade with a Sanctioned Country; neither the Buyer, Person associated with or acting on behalf of the Buyer conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws or Sanctions Programs; no action of the Buyer in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Shares, or (iii) direct or indirect source of Purchase Price, are from proceeds loaned, contributed or otherwise made available, directly or indirectly, from any Person or entity, (i) funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws or Sanctions Programs, (ii) funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person of Sanctions Laws or Sanctions Programs.

(p) No Conflicts with Anti-Bribery Laws. Neither the Buyer nor any Person affiliated with Buyer or acting on the Buyer’s behalf obtained the Purchase Price by a contribution or other payment from any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Buyer, nor any Person associated with or acting on behalf of the Buyer, (i) obtained the Purchase Price form any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) obtained the Purchase Price from any direct or indirect unlawful payment from any foreign or domestic government official or employee or from foreign or domestic political parties or campaigns, (iii) has violated or is in violation of any provision of any Anti-Bribery Laws, (iv) otherwise obtained the Purchase Price from any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; (v) neither the Buyer nor any Person associated with the Buyer or acting on the Buyer’s behalf obtained directly or indirectly any portion of the Purchase Price, from a loan, contribution or otherwise from any Person financing or facilitating any activity that would violate the laws and regulations referred to herein in (vi) to the knowledge of the Buyer, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Buyer, Person acting or purporting to act on the Buyer’s behalf.

(q) Complete and Accurate Information. The information the Buyer provided to the Seller with regard to the Buyer’s, compliance with Applicable Laws due diligence was and is complete and accurate in all material respects, and does not fail to identify (i) any country in which the Buyer operates, (ii) or any person or entity which may be a associated with the Buyer, or (iii) the source or origin of the Purchase Price to be received by the Seller pursuant to this Agreement.

(r) The Buyer acknowledges that the Seller has made prior investments in the Company and may do so in the future and in this regard may be the owner of other “securities” including but not limited to convertible debentures or warrants of the Company which the Seller may dispose of or shares of the Company issued upon conversion or exercise thereof either in open market sales or privately negotiated transactions. The Buyer also acknowledges that the Seller may be in possession of information with regard to the Company that the Buyer may deem to be material in making a decision to enter into the transaction contemplated hereunder. The Buyer hereby waives any claim or potential claim it has or may have against the Seller relating to the Seller’s potential possession of such information.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents, warrants and covenants that each of the following is true and accurate as of the date hereof, which representations, warranties and covenants shall survive the execution and delivery of this Agreement:

(b) Authority. The Company has the full power and authority to execute and deliver this Agreement.

(c) Issuance of the Debenture to the Seller. The Company issued to Seller the Convertible Debenture pursuant to Transaction Documents Agreement. Such issuance of the Debenture and any shares issued to Seller pursuant to the terms of the Convertible Note were issued in accordance and in compliance with applicable securities laws, including, without limitation, the Securities Act.

(d) Consideration from Seller. The Company received from the Seller such consideration for the issuance of the Debenture as described and pursuant to the Transaction Documents. The Company further represents and warrants that there are no defenses to the payment of the principal or interest or any other sum that has or may accrue or be payable pursuant to the Assigned and Sold Convertible Debenture. As of the date hereof,

$601,780.82 in principal and interest is owed on the Assigned and Sold Convertible Debenture.

(e) Affiliate. The Seller is not an Affiliate, as defined by the Securities Act or as defined under Rule 144, of the Company nor has it been an Affiliate of the Company in the 90 days prior to the Closing Date.

(f) The Company hereby acknowledges this Agreement and the sale by the Seller to the Buyer of the Sold and Assigned Debenture and the assignment by the Seller of its rights and obligations pursuant to the Transaction Documents and the Sold and Assigned Debenture to the Buyer, and the Company shall recognize the Buyer as a party to the Transaction Documents and the holder of the Sold and Assigned Debenture and entitled to any all rights and obligations thereunder.

6.	COVENANTS OF THE BUYER.

(a) Use of Purchase Price. Until and including the Closing Date, the Buyer will promptly notify the Seller in writing if the Buyer or any Person affiliated with the Buyer shall become a Blocked Person.

(b) The representations and warrants and covenants set forth above shall be ongoing until and including the Closing Date. The Buyer shall promptly notify the Seller in writing should it become aware during such period (a) of any changes to these representations and warranties and covenants, or (b) if it cannot comply with the representations and warranties and covenants set forth herein. Until and including the Closing Date the Buyer shall also promptly notify the Seller in writing during such period should it become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of Applicable Laws.

(c) The Buyer shall provide such information and documentation it may have to the Seller or any of its affiliates may reasonably request to satisfy compliance with the representations and warranties and covenants of the Buyer contained herein or to facilitate the Seller’s sale of the Debenture.

7.	COVENANTS OF THE COMPANY.

(a) Reissuance of the Convertible Debenture. The Company agrees to promptly take the actions pursuant to Section 2(d) of this Agreement.

8.	CONDITIONS TO THE SELLER’S OBLIGATION TO SELL.

The obligation of the Seller to sell the Sold and Assigned Convertible Debenture to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion:

(a) The Buyer shall have executed this Agreement and delivered it to the Seller.

(b) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(c) The Seller shall have received the Purchase Price from the Buyer pursuant to Section 2(b) herein.

9.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase the Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(i) The Seller shall have executed this Agreement and delivered the same to the Buyer.

(ii) The representations and warranties of the Seller shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Seller shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing Date

10.	TERM, GOVERNING LAW, MISCELLANEOUS.

(a) Term. Except as otherwise provided for herein, in the event that the Closing shall not have occurred due to the Buyer’s failure to satisfy the conditions set forth herein including but not limited to the Seller not being in receipt of the Purchase Price pursuant as provided for in Section 2(b) (and the Seller’s failure to waive such unsatisfied condition(s)), this Agreement, other than the representations and warranties and indemnification provisions contained herein in the event of a Sale/Assignment, shall terminate one (1) business days from the date hereof as provided for in Section 2(e) and the Seller shall be under no obligation to sell the Debenture.

(b) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.

(c) Arbitration: The Parties hereby agree that any and all disputes, controversies or claims arising out of, or in connection with this Agreement, as well as this Agreement’s validity, interpretation, execution or any breach or claimed breach thereof, shall be referred to binding arbitration before a single arbitrator to be mutually appointed by the Parties hereto and in the absence of agreement as to the identity of the arbitrator, the arbitrator shall be appointed by the American Arbitration Association upon the written request of any of the Parties. The arbitrator shall be a qualified New Jersey lawyer with experience in matters similar to the matters in dispute. The proceedings shall be held in Union County, N.J, and the cost of the arbitration proceedings, including the arbitrator’s fees, shall be paid by the party against whom the award is made.

(d) Counterparts. This Agreement may be executed in two or more counterparts in portable document format (“.pdf”) or by electronic signature (e.g., DocuSign or similar software) and transmitted via electronic mail, DocuSign or similar software which shall be deemed to be original copies as against any party whose signature appears thereon, and all of which together shall constitute one and the same agreement. The electronic mail delivery of an executed .pdf copy or DocuSign or similar software of this Agreement shall be deemed valid as if an original signature were delivered.

(e) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the parties herein, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller, the Buyer or the Company make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(h) Waiver. Failure to enforce any provision of this Agreement by a Party shall not constitute a waiver of the provision unless agreed to in writing. No waiver of any provision shall be considered a waiver of any other provision.

(i) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing or by electronical mail, and will be deemed to have been duly given (a) upon personal delivery, (b) upon deposit in the mail if mailed by certified mail, return receipt requested, postage prepaid, (c) upon deposit with a recognized courier with next-day delivery instructions, or (d) upon confirmation of transmission, if sent by electronic mail, to the electronic mail address set forth on the signature page to this Agreement or such other electronic mail address as either party may specify by notice sent in accordance with this Section 16 (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission or failure to deliver). The addresses and e-mail addresses for such communications shall be:

If to the Seller, to:	YAII PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Matthew Beckman
Telephone: (732) 213-1864
Email: mbeckman@yorkvilleadvisors.com

With a copy to:	David Gonzalez
1012 Springfield Avenue
Mountainside, NJ 07092

Telephone: (201) 536-5109
Email: dgonzalez@yorkvilleadvisors.com

If to the Buyer, to:	Illustrato Pictures International Inc. (AKA Ilus International)
26 Broadway
New York, NY 10004
Attention: Nicolas Link
Telephone: +971 58-589-4069
Email: nick.link@ilus-group.com

With a copy to:	Ilustrato Pictures International Inc. (AKA Ilus International)
26 Broadway
New York, NY 10004
Attention: John-Paul Backwell
Telephone: +44 7548-829-069
Email: nick.link@ilus-group.com

If to the Company:	Samsara Luggage, Inc.
One University Plaza – Suite 505
Hackensack, NJ 07601
Attention: Atara Dzikowski
Telephone: (855) 256-7477
Email: atara@samsaraluggage.com

With a copy to:	Foley Shechter Ablovatskiy LLP
1001 Avenue of the Americas, 12th Floor
New York, NY 10018
Attention: Jonathan Shechter
Telephone: (212)335-0465
Email: js@foleyshechter.com

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Seller, the Buyer or the Company shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(k) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(l) Survival. Unless this Agreement is terminated under Section 2(e) or 10(a) without the consummation of a Closing hereunder, all agreements, representations and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(m) Publicity. Neither Party shall have the right to issue any press release or any other public statement with respect to the transactions contemplated hereby; provided, however, that the Buyer shall be entitled, without the prior approval of the Seller, to issue or file any public disclosure or filing with respect to such transactions required under applicable securities or other laws or regulations.

(n) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(o) Brokerage. The Buyer and the Seller represent that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed to be paid for or on account of the transactions contemplated hereby.

(p) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

SELLER:	BUYER:

YAII PN, LTD.	ILLUSTRATO PICTURES INTERNATIONAL. (AKA Ilus International)

By: Yorkville Advisors Global, LP	By:	/s/ Nicolas Link
Its: Investment Manager	Name:	Nicolas Link
Title:
By: Yorkville Advisors Global II, LLC
Its: General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	General Counsel

COMPANY:

SAMSARA LUGGAGE INC.

By:	/s/ Atara Dzikowski
Name:	Atara Dzikowski
Title:	Chief Executive Officer

SCHEDULE A

TRANSACTION DOCUMENTS

•	Securities Purchase Agreement dated December 14, 2021, between SAML and YAII.

Debenture No. SAML 5 1-1 issued to YAII on December 14, 2021 in the original principal amount of $500,000.

Irrevocable Transfer Agent Instructions dated December 14, 2021 between SAML, Worldwide Stock Transfer and YAII.

Composite Exhibit “A”

(Transaction Documents)

Exhibit “B”

(Purchase Notice)

Exhibit “C”

(Forbearance Agreement)